SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Dear Investor:

We are writing to let you know that one of the proposals presented at Fidelity Mid-Cap Stock Fund's recent shareholder meeting has been modified, and that we plan to ask shareholders to vote on the proposal again. The proposal is discussed briefly below. In November you will receive a proxy statement with more information, at which point we will ask you to vote one more time.

The Special Meeting of Shareholders for Fidelity Mid-Cap Stock Fund held on September 15, 1999 was adjourned solely with respect to the proposal to ratify the appointment of PricewaterhouseCoopers LLP (PwC) as independent accountants of the Fund. In light of information that PwC communicated to officers of the Fund after the Fund's proxy statement was mailed on July 19, 1999, the Board of Trustees of the Fund met on September 16, 1999 and determined to appoint Deloitte & Touche LLP as independent accountants of the Fund. We anticipate mailing to you revised proxy materials in early November and reconvening the Special Meeting of Shareholders in January 2000 with respect to the proposal to ratify the appointment of Deloitte & Touche.

Professional and regulatory standards pertaining to independence of accountants set forth, among other things, that an accounting firm and its partners and certain professional staff not hold any direct or material indirect financial interest in a fund during the period of the accountant's professional engagement to examine a fund's financial statements or at the date of its report.

After the proxy statement was mailed on July 19, 1999, PwC communicated to officers of the Fund that, as of that date, a manager in PwC's consulting business in its Boston office held shares of the Fund. This investment was inconsistent with independence standards pertaining to accountants. This person, who sold her Fund shares in August 1999, has not provided any professional services on behalf of PwC to the Fund. PwC has advised officers and Trustees of the Fund that its audits have been undertaken with objectivity and independence in mental attitude as required by generally accepted auditing standards and that its associated audit reports can be relied on.

The Board of Trustees of the Fund has determined, however, to appoint Deloitte & Touche LLP as independent accountants of the Fund beginning with the fiscal year ending April 30, 2000. Deloitte & Touche has represented to the Trustees of the Fund that, consistent with professional and regulatory standards pertaining to independence of accountants and to the best of its knowledge and belief, Deloitte & Touche, its partners and all other professional staff subject to the independence standards, will not hold any direct or material indirect financial interest in the Fund during the period of the firm's professional engagement to examine the Fund's financial statements or at the date of its report.

There is no need to take action until after you receive the revised proxy materials in November. However, if you have any questions on this matter, please call Fidelity Investments at 1-800-544-8888. We appreciate your time and consideration.

Sincerely,

Eric D. Roiter
Secretary